United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2023

ATLANTIC UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	001-39325	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4300 Cox Road

Glen Allen, Virginia 23060

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.33 per share	AUB	New York Stock Exchange
Depositary Shares, Each Representing a 1/400th Interest in a Share of 6.875% Perpetual Non-Cumulative Preferred Stock, Series A	AUB.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01 Other Events.

Atlantic Union Bank (the “Bank”), a subsidiary of Atlantic Union Bankshares Corporation (the “Company,” “we,” “us,” “our”), has entered into a Consent Order with the Consumer Financial Protection Bureau (the “CFPB”) regarding the previously disclosed investigation by the CFPB into certain of the Bank’s historic overdraft enrollment-related practices. A copy of the Consent Order is available on the CFPB’s website. The terms of the Consent Order require, among other things, that the Bank submit a redress plan to the CFPB, pursuant to which the Bank will pay restitution in an amount of at least $5 million, to certain current and former customers of the Bank who opted-in to the Bank’s discretionary overdraft service during a specified time period. The Bank will also pay a $1.2 million civil monetary penalty. We previously accrued a $5.0 million legal reserve related to this matter in the first quarter of 2023 and we expect to increase this accrual by approximately $3.0 million in the fourth quarter of 2023.

On December 7, 2023, the Bank issued a press release commenting on the resolution of the matter. A copy of the Bank’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Atlantic Union Bankshares Corporation press release dated December 7, 2023
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

Caution About Forward-Looking Statements

Certain statements in this Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding the amount we expect our legal reserve to increase in the fourth quarter of 2023. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” and “intend,” as well as words of similar meaning. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions, include, among others, uncertainties regarding the ultimate amount of payments the Bank will be required to make under the redress plan required by the Consent Order, the cost of compliance with the Bank’s obligations under the Consent Order, and potential adverse developments in new or pending legal proceedings.

Although we believe that our expectations with respect to forward-looking statements are based on reasonable assumptions within the bounds of our existing knowledge, there can be no assurance that our actual results will not differ materially from any projected future results expressed or implied by such forward-looking statements. Additional factors that could cause results to differ materially from those described above can be found in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, and other documents subsequently filed by us with the SEC. The actual results may be different than expected results. Investors are cautioned not to rely too heavily on any such forward-looking statements. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC UNION BANKSHARES CORPORATION

Date: December 7, 2023	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and
Chief Financial Officer

2